Exhibit 99.1

TRAVEL + LEISURE CO. ANNOUNCES CLOSING OF $300 MILLION SECURED TERM LOAN B FINANCING
ORLANDO, Fla. (Dec. 14, 2022) – Travel + Leisure Co. (NYSE:TNL) announced today the closing of the third amendment (the “Third Amendment”) to its existing Credit Agreement. The Third Amendment provides for an incremental term loan B of $300 million, which will mature on December 14, 2029 (the "Term Loan B").

The Company expects to use the net proceeds from the Term Loan B, available cash on hand and revolving credit facility borrowings, to redeem, repurchase or repay its outstanding $400 million 3.90% secured notes due March 2023, and to pay related fees and expenses.

The Term Loan B bears interest, at the Company’s option, at a rate of (a) Base Rate (which is the highest of Bank of America’s prime rate, the federal funds rate plus 0.50%, and the Term SOFR (as defined in the Company’s existing Credit Agreement) one month rate, inclusive of the SOFR Adjustment (defined as 0.10% per annum in the Company’s Credit Agreement), plus 1.00% (subject in each case to a floor of 0.50%)), plus an applicable rate of 3.00%, or (b) the Term SOFR rate, inclusive of the SOFR Adjustment, plus an applicable rate of 4.00% (subject to a floor of 0.50%). The Term Loan B amortizes in equal quarterly installments of 0.25% of the initial principal amount, starting with the first full fiscal quarter after the closing date. The Term Loan B was issued with an original issue discount of 97.5%.

About Travel + Leisure Co.
Travel + Leisure Co. (NYSE:TNL) is the world’s leading membership and leisure travel company, with nearly 20 travel brands across its resort, travel club, and lifestyle portfolio. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with more than 245 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company and subscription travel brands; and Travel + Leisure Group, featuring top travel content and travel services including the brand’s eponymous travel club. At Travel + Leisure Co., our global team of associates brings hospitality to millions each year, turning vacation inspiration into exceptional travel experiences. We put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “expects,” and other words of similar meaning. Forward-looking statements are subject to risks and uncertainties

Exhibit 99.1
that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through new business extensions; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions, inflation and potential recessionary impacts, unemployment rates, consumer sentiment, terrorism or acts of gun violence, political strife, war, including hostilities in Ukraine, pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; rising interest rates and our ability to access capital markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; uncertainty with respect to the scope, impact and duration of the novel coronavirus global pandemic (“COVID-19”), including resurgences, the pace of recovery, distribution and adoption of vaccines and treatments, and actions in response to the evolving pandemic by governments, businesses and individuals; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

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Investor Contact: Christopher Agnew Senior Vice President, FP&A and Investor Relations (407) 626-4050 Christopher.Agnew@travelandleisure.com	Media Contact: Steven Goldsmith Public Relations (407) 626-5882 Steven.Goldsmith@travelandleisure.com